Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (No. 333-259318 and 333-254982) and Form S-8 (No. 333-257968 and 333-265902) of our report dated March 18, 2021, relating to the financial statements of PainReform Ltd. appearing in the annual report on Form 20-F of PainReform Ltd. for the year ended December 31, 2020.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Networking

Tel Aviv, Israel
March 15, 2023